UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2013

Worlds Inc.
(Exact name of registrant as specified in its charter)

New Jersey	0-24115	22-1848316
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11 Royal Road, Brookline, Massachusetts	02445
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 725-8900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(1)

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 18, 2013, the registrant held an annual meeting for its shareholders. Following is a brief description of the matters presented to the shareholders and the voting results.

1.	Thom Kidrin, Bernard Stolar, and Robert Fireman were duly elected directors of the Company.

The number of votes cast with respect to this matter was as follows:

Nominees for Directors	For	Withheld
Thom Kidrin	35,513,901	761,995
Bernard Stolar	36,249,730	25,166
Robert Fireman	36,252,780	22,116

2.	The proposal to amend the Company’s Certificate of Incorporation to increase its authorized capital to 150,000,000 shares of common stock, par value of $0.001 per share, was approved.

The number of votes cast with respect to this matter was as follows:

FOR 55,784,372	AGAINST 3,258,307	ABSTAIN 2,530,030
There were no broker held non-voted shares represented at the Meeting with respect to this matter.

3.	The proposal to authorize the Company’s Board of Directors to implement a reverse split of the Company’s outstanding Common Stock, at its discretion, in a ratio ranging from 1:2 to 1:20, was approved.

The number of votes cast with respect to this matter was as follows:

FOR 58,594,656	AGAINST 2,153,266	ABSTAIN 824,787
There were no broker held non-voted shares represented at the Meeting with respect to this matter.

4.	The proposal to ratify the appointment by the Board of Directors of Bongiovanni & Associates, CPA’s, as independent public accountants for the Company for the current fiscal year was approved.

The number of votes cast with respect to this matter was as follows:

FOR 61,352,615	AGAINST 71,147	ABSTAIN 147,947

There were no broker held non-voted shares represented at the Meeting with respect to this matter.

5.	The advisory vote approved executive compensation.

The number of votes cast with respect to this matter was as follows:

FOR 33,360,584	AGAINST 2,353,466	ABSTAIN 560,846
There were 25,296,813 broker held non-voted shares represented at the Meeting with respect to this matter.

6.	The advisory vote on the frequency of the advisory vote on executive compensation determined annually.

The number of votes cast with respect to this matter was as follows:

ONE YEAR 33,641,211	TWO YEARS 3,000	THREE YEARS 512,933	ABSTAIN 523,800

There were no broker held non-voted shares represented at the Meeting with respect to this matter.

(2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDS INC.

Dated: July 24, 2013
By: /s/ Thomas Kidrin Thomas Kidrin, President